                                                                    EXHIBIT 99.1


                               PIVOTAL CORPORATION



                                NOTICE OF MEETING

                                       AND

                             MANAGEMENT INFORMATION

                               AND PROXY CIRCULAR




                                     for the

                             Annual General Meeting

                                  to be held on

                           Wednesday, October 25, 2000

                                                               September 1, 2000


         Dear Shareholder:

         It is my pleasure to invite you to attend the Company's 2000 annual general meeting of shareholders. The meeting will be held on Wednesday, October 25, 2000 at 2:30 p.m., Vancouver time, at The Waterfront Centre Hotel, 900 Canada Place Way, Vancouver, British Columbia.

         If you are unable to attend the meeting in person, please complete, date, sign and return the enclosed form of proxy to ensure that your vote is counted.

         The Notice of Meeting, Management Information and Proxy Circular, and form of proxy for the annual general meeting, and a reply card for use by shareholders who wish to receive the Company's interim financial statements, are all enclosed. These documents contain important information and I encourage you to read them carefully.



                                      Yours truly,


                                      (signed) NORMAN B. FRANCIS
                                      President and Chief Executive Officer

                               PIVOTAL CORPORATION
                         Suite 300 - 224 West Esplanade
                    North Vancouver, British Columbia V7M 3M6

                                NOTICE OF MEETING

Pivotal Corporation (the "Company") will hold its annual general meeting (the "Meeting") of shareholders at The Waterfront Centre Hotel, 900 Canada Place Way, Vancouver, British Columbia, on Wednesday, October 25, 2000 at 2:30 p.m. (Vancouver time) for the following purposes:

         (a) to receive the annual report to shareholders of the directors of the Company;

         (b) to receive and consider the financial statements of the Company for the financial period ended June 30, 2000 and the report of the auditors thereon;

         (c)      to elect directors of the Company for the ensuing year;

         (d) to approve and confirm, by ordinary resolution, an amendment to the Company's Incentive Stock Option Plan as set out in the accompanying Information Circular. The text of this resolution is set out in Schedule "A" to the Information Circular.

         (e) to appoint Deloitte & Touche LLP, Chartered Accountants, as auditor of the Company for the ensuing year and to authorize the directors to fix the auditor's remuneration; and

         (f) to transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Accompanying this Notice of Meeting are: (1) a Management Information and Proxy Circular; (2) the Annual Report for the Company for the year ended June 30, 2000; (3) the audited consolidated financial statements of the Company prepared in accordance with Canadian generally accepted accounting principles for the year ended June 30, 2000; (4) a form of proxy and notes thereto; and (5) a reply card for use by shareholders who wish to receive the Company's interim financial statements.

If you are a registered shareholder of the Company and are unable to attend the Meeting in person, please date and execute the accompanying form of proxy, and deposit it with CIBC Mellon Trust Company at Suite 1600, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1, Attention: Mr. Doug Allen before 2:30 p.m. (Vancouver time) on Monday, October 23, 2000, or not less than 48 hours (excluding Saturdays and holidays) before any adjournment of the Meeting.

If you are a non-registered shareholder of the Company and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary. IF YOU FAIL TO FOLLOW THESE INSTRUCTIONS, YOUR SHARES MAY NOT BE ELIGIBLE TO BE VOTED AT THE MEETING.

This Notice of Meeting, the Management Information and Proxy Circular, the Annual Report, the financial statements, the form of proxy and notes thereto for the Meeting, and the reply card are first being sent to shareholders of the Company on or about September 25, 2000.

DATED at Vancouver, British Columbia this 1st day of September, 2000.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      (signed) DIANE MALAHER
                                      Secretary

                                TABLE OF CONTENTS


LETTER TO SHAREHOLDERS
NOTICE OF MEETING ........................................................................       i

MANAGEMENT INFORMATION AND PROXY CIRCULAR ................................................       1
   Solicitation of Proxies ...............................................................       1
   Appointment and Revocation of Proxies .................................................       1
   Exercise of Discretion ................................................................       1
   Abstention from Voting ................................................................       2
   Securities Entitled to Vote ...........................................................       2
   Principal Shareholders ................................................................       2
   Currency ..............................................................................       2

PARTICULARS OF MATTERS TO BE ACTED UPON ..................................................       2
   Election of Directors .................................................................       2
   Amendment to Incentive Stock Option Plan ..............................................       5
   Appointment of Auditor ................................................................       6

CORPORATE GOVERNANCE .....................................................................       6
   Mandate of the Board of Directors .....................................................       6
   Composition of the Board of Directors .................................................       7
   Description of Decisions Requiring Prior Approval of the Board of Directors ...........       7
   Expectations of Management ............................................................       7
   Shareholder Communication .............................................................       7
   Recruitment of New Directors and Assessment of the Board of Directors' Performance ....       7
   Committees of the Board of Directors ..................................................       8
     Audit Committee .....................................................................       8
     Compensation Committee ..............................................................       8
     Options Committee ...................................................................       8

EXECUTIVE COMPENSATION ...................................................................       9
   Summary Compensation Table ............................................................       9
   Stock Options .........................................................................       9
   Employment and Consulting Contracts ...................................................      12
   Remuneration of Directors .............................................................      12
   Report on Executive Compensation ......................................................      12
   Performance Graph .....................................................................      13

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS ........................      13

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS ............................................      13

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON ..................................      14

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ................................................      14

OTHER BUSINESS ...........................................................................      14

                               PIVOTAL CORPORATION

                    MANAGEMENT INFORMATION AND PROXY CIRCULAR


This Management Information and Proxy Circular ("Information Circular") is furnished in connection with the solicitation of proxies by the management of Pivotal Corporation ("Pivotal" or the "Company") to be voted at the annual general meeting of the shareholders of the Company to be held on Wednesday, October 25, 2000 (the "Meeting") at the time and place and for the purposes set forth in the accompanying Notice of Meeting.

It is anticipated that this Information Circular and the accompanying Notice of Meeting and form of proxy will be first mailed to the shareholders of the Company on or about September 25, 2000. Unless otherwise stated, the information contained in this Information Circular is given as at September 1, 2000.

Pursuant to section 111 of the Company Act (British Columbia), advance notice of the Meeting was published in The Vancouver Sun and The Province on August 30, 2000.

SOLICITATION OF PROXIES

While it is expected that the solicitation for proxies will be conducted primarily by mail, proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company. All costs of solicitation will be borne by the Company.

APPOINTMENT AND REVOCATION OF PROXIES

The individuals named in the accompanying form of proxy are the President and Chief Executive Officer and the Chief Financial Officer of the Company. A shareholder has the right to appoint a person, who need not be a shareholder, to attend and act for the shareholder and on the shareholder's behalf at the Meeting other than either of the persons designated in the accompanying form of proxy, and may do so either by inserting the name of that other person in the blank space provided in the accompanying form of proxy or by completing and delivering another suitable form of proxy.

A proxy will not be valid unless the completed, signed and dated form of proxy is delivered to CIBC Mellon Trust Company, Suite 1600, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment thereof at which the proxy is to be used.

A shareholder who has given a proxy may revoke it by an instrument in writing duly executed and delivered either to CIBC Mellon Trust Company or to the registered office of the Company at any time up to and including the last business day that precedes the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof. A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

EXERCISE OF DISCRETION

On a poll, the nominees named in the accompanying form of proxy will vote or withhold from voting the shares represented thereby in accordance with the instructions of the shareholder on any ballot that may be called for. The proxy will confer discretionary authority on the nominees named therein with respect to:

         (a) each matter or group of matters identified therein for which a choice is not specified other than the appointment of an auditor and the election of directors;

         (b) any amendment to or variation of any matter identified therein; and

         (c)      any other matter that properly comes before the Meeting.

In respect of a matter described in this Information Circular for which a choice is not specified in the proxy, the nominees named in the accompanying form will vote shares represented by the proxy for the approval of such matter.

As of the date of this Information Circular, management of the Company knows of no amendment, variation or other matter that may come before the Meeting, but if any amendment, variation or other matter properly comes before the Meeting each nominee intends to vote thereon in accordance with the nominee's best judgement.

ABSTENTION FROM VOTING

Shareholders may abstain from voting in respect of a matter described in this Information Circular by completing the box marked "Withhold" on the accompanying form of proxy, or by attending the Meeting in person, and abstaining from voting for or against a particular matter.

SECURITIES ENTITLED TO VOTE

As of September 1, 2000, the Company had outstanding 22,466,823 fully paid and non-assessable Common Shares without par value, each carrying the right to one vote.

Only shareholders of record at the close of business on September 20, 2000 who either attend the Meeting personally or complete, sign and deliver a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their shares voted at the Meeting.

PRINCIPAL SHAREHOLDERS

To the knowledge of the directors and senior officers of the Company, as at September 1, 2000, only Norman B. Francis, Douglas J. Mackenzie and Kleiner, Perkins, Caufield & Byers beneficially owned directly or indirectly, or exercised control or direction over, voting securities carrying 10% or more of the voting rights of the Company.

CURRENCY

All references to monetary amounts are in Canadian dollars unless otherwise indicated.


                     PARTICULARS OF MATTERS TO BE ACTED UPON


ELECTION OF DIRECTORS

The directors of the Company are elected at each annual general meeting and hold office until the close of the next annual general meeting or until their successors are duly elected or appointed. Management proposes to nominate each of the following six persons for election as a director of the Company. All the proposed nominees are presently directors of the Company.

The six nominees who receive the most votes in favour of their respective appointments will be elected to the Board of Directors.

Proxies cannot be voted for a greater number of persons than the number of nominees named. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE ENCLOSED FORM OF PROXY WILL BE VOTED FOR THE NOMINEES SET OUT BELOW.

Information concerning the six nominees, as furnished by them individually, is set forth below.

  NOMINEE'S NAME AND RESIDENCE                           RESUME
  ----------------------------                           ------
NORMAN B. FRANCIS(1)                        Norman B. Francis co-founded Pivotal
West Vancouver, British Columbia, Canada    in 1990 and has served as President,
                                            Chief Executive Officer and a
                                            director since December 1990. Mr.
                                            Francis' experience prior to
                                            co-founding Pivotal includes
                                            co-founding Basic Software Group
                                            Inc., an accounting software
                                            company, in 1979. Mr. Francis served
                                            as Basic Software Group's Vice
                                            President, Operations until the
                                            company was acquired by Computer
                                            Associates International, Inc., a
                                            software company, in 1985. Mr.
                                            Francis served as Vice President,
                                            Micro Products Division of Computer
                                            Associates International Inc. from
                                            1985 to 1990. Mr. Francis holds a
                                            bachelor of science degree in
                                            Computer Science from the University
                                            of British Columbia, Canada and is a
                                            Chartered Accountant.

KEITH R. WALES                              Keith R.  Wales  co-founded  Pivotal
West Vancouver, British Columbia, Canada    in 1990 and has served as a director
                                            since December 1990 and as Chief
                                            Technical Officer since May 1999.
                                            Mr. Wales also served as Vice
                                            President, Research and Development
                                            from December 1990 through July
                                            1999. Mr. Wales' experience prior to
                                            co-founding Pivotal includes
                                            co-founding Basic Software Group
                                            Inc., an accounting software
                                            company, in 1979. Mr. Wales served
                                            as Basic Software Group's Vice
                                            President, Research and Development
                                            until the company was acquired by
                                            Computer Associates International,
                                            Inc. in 1985. Mr. Wales served as
                                            Divisional Vice President, Research
                                            and Development of Computer
                                            Associates International, Inc. from
                                            1985 to 1986. Mr. Wales holds a
                                            bachelor of science degree in
                                            Mathematics and a master's of
                                            science degree in Computer Science
                                            from the University of British
                                            Columbia, Canada.

----------
(1) Member of the Option Committee.

  NOMINEE'S NAME AND RESIDENCE                           RESUME
  ----------------------------                           ------
JEREMY A. JAECH                             Jeremy A. Jaech has served as a
Seattle, Washington, U.S.A.                 director since July 1996.  Mr. Jaech
                                            currently serves as Vice President,
                                            Microsoft Corporation, Visio
                                            Division, a supplier of
                                            enterprise-wide business diagramming
                                            and technical drawing software for
                                            Microsoft Windows. Prior to
                                            Microsoft, Jeremy co-founded Visio
                                            Corporation, which was later sold to
                                            Microsoft, in September 1990. Prior
                                            to co-founding Visio Corporation,
                                            Mr. Jaech co-founded Aldus
                                            Corporation in 1984 and served as
                                            Vice President, Engineering. Aldus
                                            Corporation was purchased by adobe
                                            Systems Incorporation in 1989. Mr.
                                            Jaech holds a bachelor's degree in
                                            Mathematics and a master's degree in
                                            Computer Science from the University
                                            of Washington.

ROBERT J. LOUIS(2)(3)                       Robert J.  Louis has  served as a
West Vancouver, British Columbia, Canada    director  since  June 1995.   Since
                                            March 1999, Mr. Louis has served as
                                            President of Ventures West
                                            Management Ltd., a venture capital
                                            firm which he joined as an Executive
                                            Vice President in January 1991. Mr.
                                            Louis earned a bachelor of science
                                            degree and a master's degree in
                                            Science from the University of
                                            Victoria, British Columbia, Canada
                                            and a Ph.D. in Physics from the
                                            University of British Columbia,
                                            Canada.

DOUGLAS J. MACKENZIE(2)(3)                  Douglas J. Mackenzie has served as a
Palo Alto, California, U.S.A.               director since July 1992. Mr.
                                            Mackenzie has served as Limited
                                            Partner of Kleiner, Perkins,
                                            Caufield & Byers, a venture capital
                                            firm specializing in high-tech
                                            companies, since April 1994. Mr.
                                            Mackenzie also serves as a director
                                            of Marimba, Inc. and e. Piphany,
                                            Inc. Mr. Mackenzie holds a
                                            bachelor's degree in Economics and a
                                            master's degree in Industrial
                                            Engineering from Stanford
                                            University, and a master's degree in
                                            Business Administration from Harvard
                                            University.

--------
(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

  NOMINEE'S NAME AND RESIDENCE                       RESUME
  ----------------------------                       ------
DONALD A. MATTRICK                      Donald A.  Mattrick  has served as a
Vancouver, British Columbia, Canada     director  since May 1999.  Mr.
                                        Mattrick has served as the President
                                        of Electronic Arts Worldwide
                                        Studios, a manufacturer of gaming
                                        software, since September 1997. Mr.
                                        Mattrick served as Executive Vice
                                        President, North American Studios of
                                        Electronic Arts Worldwide Studios
                                        from October 1995 to September 1997
                                        and as Executive Vice President and
                                        General Manager of Electronic Arts
                                        Worldwide Studios from 1991 to
                                        October 1995.

The following table sets out the number of Common Shares and stock options beneficially owned by each nominee for election to the Board of Directors and the senior officers of the Company, directly or indirectly, or over which each nominee or officer exercised control or direction, as at September 1, 2000.

  NAME OF BENEFICIAL OWNER                             NUMBER OF SHARES(1)  NUMBER OF OPTIONS
  ------------------------                             -------------------  -----------------
Norman B. Francis(2)                                         2,266,000           97,850
President, Chief Executive Officer and Director

Keith R. Wales(3)                                            1,075,800           50,000
Chief Technical Officer and Director

Jeremy A. Jaech(4)                                              55,556           60,000
Director

Robert J. Louis(5)                                           2,173,260              Nil
Director

Douglas J. Mackenzie(6)                                      2,418,051              Nil
Director

Donald A. Mattrick                                                 Nil           15,000
Director
                                              TOTAL:         7,988,667          222,850
                                                             ---------          -------
                             % of total outstanding:              35.6%               1%
                                                             =========          =======

--------------------
Notes:
(1) Information as to the number of Common Shares beneficially owned, directly or indirectly, is based on information furnished by the Registrar and Transfer Agent of the Company and by the nominees or officers.

(2) The Common Shares owned by Mr. Francis represent 10.1% of the outstanding voting securities of the Company.

(3) The Common Shares owned by Mr. Wales represent 4.8% of the outstanding voting securities of the Company.

(4) The Common Shares owned by Mr. Jaech represent .25% of the outstanding voting securities of the Company.

(5) The Common Shares owned by Mr. Louis represent 9.7% of the outstanding voting securities of the Company.

(6) The Common Shares owned by Mr. Mackenzie represent 10.8% of the outstanding voting securities of the Company.

AMENDMENT TO INCENTIVE STOCK OPTION PLAN

At the Meeting, approval of the shareholders will be sought to pass an ordinary resolution, being a resolution passed by a majority of shareholders at the Meeting, confirming an amendment to the Incentive Stock Option Plan (the "Plan") of the Company as approved by the directors of the Company. The amendment will increase the maximum number of Common Shares reserved for issuance under the Plan by 1,500,000 Common Shares, from 5,076,186 to 6,576,186, in order to ensure sufficient options are available to permit the Company to maintain its policy of granting options to employees to align their interests with those of the Company's shareholders. Copies of the amended Plan may be obtained by any shareholder from the Secretary of the Company and are available for inspection by shareholders of the Company at its corporate head office at Suite 300 - 224 West Esplanade, North Vancouver, British Columbia V7M 3M6, and will be available for review at the Meeting. Implementation of the amendment to the Plan is subject to the approval of regulatory authorities. The remainder of the Plan remains unchanged from the form previously approved by shareholders.

The text of the proposed resolution to approve this amendment to the Plan is set out in Schedule A hereto.

APPOINTMENT OF AUDITOR

Unless otherwise instructed, the proxies received pursuant to this solicitation will be voted for the re-appointment of Deloitte & Touche LLP, Chartered Accountants, of Vancouver, British Columbia, as the auditors of the Company to hold office until the close of the next annual general meeting of the Company or until a successor is appointed. The appointment of Deloitte & Touche LLP as auditor of the Company must be approved by a majority of more than fifty per cent of the votes cast by the holders of Common Shares who vote in person or by proxy at the Meeting.

It is proposed that the remuneration to be paid to the auditor be fixed by the Board of Directors.

Deloitte & Touche LLP has been the auditor of the Company since July, 1998.

Deloitte & Touche LLP has been invited to, and will attend, the Meeting.


                              CORPORATE GOVERNANCE


MANDATE OF THE BOARD OF DIRECTORS

Pursuant to the British Columbia Company Act, the Board of Directors is required to manage or supervise the management of the business and affairs of the Company. The Board of Directors' principal responsibilities are to supervise and evaluate management, to oversee the conduct of the business, to set policies appropriate for the business and to approve corporate strategies and goals. The mandate and responsibilities of the Board of Directors are to be carried out in a manner consistent with the fundamental objective of protecting and enhancing the value of the Company and providing ongoing benefit to the shareholders.

The responsibilities of the Board of Directors include the review and critique of management's strategy and plans on a formal basis at least once each year, and on an ongoing basis as part of the continuing dialogue between management and directors. A fundamental part of the planning and review process includes the identification by management and the directors of areas of risk to the Company and the development of plans to address those risks. The Board of Directors also makes inquiries to satisfy itself that the Company has in place proper management information systems and internal controls.

The directors are kept informed of the Company's operations at meetings of the Board of Directors and its committees and through reports and analyses by management. There were ten meetings (in person or by teleconference) of the Board of Directors during the financial year ended June 30, 2000. Each of Messrs. Mattrick, Mackenzie and Roger S. Siboni, a former director of the Company, missed more than one meeting of the Board due to business obligations. The frequency of meetings, as well as the nature of the matters dealt with, will vary from year to year depending on the state of the Company's business and the opportunities or risks which the Company faces from time to time. Within this framework, it is anticipated that the Board of Directors will meet four times during the financial year ending June 30, 2001. In addition, informal communications between management and directors occur outside of regularly scheduled board and committee meetings.

COMPOSITION OF THE BOARD OF DIRECTORS

The current composition of the Board of Directors is in compliance with the guidelines for corporate governance adopted by The Toronto Stock Exchange, which recommend that the Board of Directors be constituted with a majority of individuals who qualify as unrelated directors. An unrelated director is a director who is independent of management and is free from any interest and any other business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding. A related director is a director who is not an unrelated director.

The Board of Directors has determined that of its six present directors, four are unrelated and two, Norman B. Francis and Keith R. Wales are related directors as they currently serve as President and Chief Executive Officer and Chief Technical Officer of the Company respectively.

The Company does not have a significant shareholder with the ability to exercise a majority of the votes for the election of the Board of Directors.

DESCRIPTION OF DECISIONS REQUIRING PRIOR APPROVAL OF THE BOARD OF DIRECTORS

In addition to matters which by law or by the Articles of the Company must be approved by the Board of Directors, management is required to seek Board of Director approval for major transactions such as strategic alliances, acquisitions and financings.

EXPECTATIONS OF MANAGEMENT

Management is responsible for developing and implementing the strategies and tactics of the Company within the context of authorized budgets and corporate policies and procedures. Management provides information to the Board of Directors in a regular and comprehensive fashion. The Board of Directors uses this information along with other information requested from time to time to assist management by providing advice and guidance to identify issues and opportunities for the Company.

SHAREHOLDER COMMUNICATION

The Company employs a combination of active and passive methods to communicate with its shareholders. Regular communications are conducted with shareholders through press releases, newsletters and annual and quarterly reports. At the Meeting, a full opportunity is afforded shareholders to ask questions concerning the Company's business and, in addition, the Company organizes or makes presentations at many investor conferences each year. The Company's investor relations department also answers numerous queries and makes information about the Company available on the Company's Website at www.pivotal.com. The Board of Directors believes that the Company's communications with shareholders and investors is responsive and effective.

RECRUITMENT OF NEW DIRECTORS AND ASSESSMENT OF THE BOARD OF DIRECTORS'
PERFORMANCE

The Board of Directors and senior officers of the Company are responsible for identifying, evaluating and recommending nominees for the Board of Directors and reviewing incumbent directors for re-election to the Board of Directors. Incumbent and potential new directors are evaluated by the Board of Directors and the senior officers of the Company with the objective of obtaining a balanced mix of board members with the experience and expertise to ensure that the Board of Directors is composed of individuals who will best serve the interests of the Company and assist management in reaching the Company's strategic goals.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Options Committee. The Board of Directors has delegated certain responsibilities to each of these Committees and has also instructed each of them to perform certain advisory functions and make recommendations and report to the Board of Directors. Where considered prudent, certain matters falling under the responsibility of these Committees are at times dealt with at a meeting of the entire Board of Directors.

AUDIT COMMITTEE

The Audit Committee meets with the financial officers of the Company and the independent auditors to review and inquire into matters affecting financial reporting, the system of internal accounting and financial controls and procedures and audit procedures and plans. The Committee also makes recommendations to the Board of Directors regarding the appointment of independent auditors. In addition, the Committee reviews and recommends to the Board of Directors for approval the annual financial statements of the Company and certain other documents required by the regulatory authorities. The Committee is also responsible for approving the policies under which the financial officers of the Company may invest funds in excess of those required for current operations. In the financial year ended June 30, 2000, this Committee met four times. This Committee is composed of Robert J. Louis and Douglas J. Mackenzie, neither of whom is a current or former officer of the Company. Both members of the Committee are unrelated directors.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for establishing and monitoring the Company's long range plans and programs for attracting, training, developing and motivating employees. The Committee reviews recommendations for the appointment of persons to senior executive positions, considers terms of employment, including succession planning and matters of compensation and recommends awards under the Company's incentive stock option plan and the employee share purchase plan. In the financial year ended June 30, 2000, this Committee met once. The Committee is composed of Jeremy A. Jaech, Robert J. Louis and Douglas J. Mackenzie, none of whom are current or former officers of the Company. All members of the Committee are unrelated directors.

OPTIONS COMMITTEE

The Option Committee has been given the authority to grant options to employees of Pivotal pursuant to Pivotal's Incentive Stock Option Plan. The Committee is currently composed of Norman B. Francis who is a current officer of the Company and therefore, a related director. The corporate governance policies of The Toronto Stock Exchange recommend that the committees of the Board of Directors be composed of outside directors, the majority of whom are unrelated directors, although some board committees may include one or more inside directors. The Board has considered this issue and supports the continued membership of Mr. Francis on this Committee, however, the Board intends to appoint an additional director to this Committee.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

During the Company's financial year ended June 30, 2000, the aggregate cash compensation paid or payable by the Company to its directors and senior officers was $1,786,468.

The table below contains a summary of the compensation paid to the Company's President and Chief Executive Officer and the Company's four most highly compensated executive officers (other than the President and Chief Executive Officer) who were serving as executive officers at the end of the Company's most recently completed financial year (collectively, the "Named Executive Officers"), for each of the Company's three most recently completed financial years ended June 30, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                              Long Term
                                               Annual Compensation           Compensation
                                        ----------------------------------   ------------
                                                                              Securities          Other
 Name and Principal Position            Year         Salary         Bonus    Under Options     Compensation
 ---------------------------            ----        --------      --------   -------------     ------------
Norman B. Francis                       2000        $175,000       $78,983      25,000              Nil
President and Chief Executive           1999        $120,000           Nil         Nil              Nil
Officer                                 1998        $120,000           Nil      25,850              Nil

Keith R. Wales                          2000        $150,000       $35,931      25,000              Nil
Chief Technical Officer                 1999        $120,000       $37,064         Nil              Nil
                                        1998        $120,000       $68,392         Nil              Nil

Vincent D. Mifsud(1)                    2000        $175,000      $103,755      20,000              Nil
Chief Financial Officer and             1999         $85,192       $32,799     160,000          $14,269
Executive Vice President                1998             Nil           Nil         Nil              Nil

Glenn S. Hasen                          2000      US$150,000      $106,513      30,000              Nil
Executive President, Field              1999      US$125,000       $87,425      90,000              Nil
Operations                              1998      US$100,000           Nil     136,000              Nil

Robert A. Runge                         2000      US$160,000       $53,665      20,000              Nil
Chief Marketing Officer                 1999      US$145,000       $39,651      60,000              Nil
                                        1998      US$125,000           Nil     250,000              Nil

-------------------------

Notes:
(1) Mr. Mifsud was hired in December of 1998.


STOCK OPTIONS

Pivotal's Board of Directors and shareholders approved the Company's Incentive Stock Option Plan (the "Plan") in July, 1992. Initially, 1,096,800 Common Shares were reserved for issuance under the Plan. This reserve has been increased several times. Initially, the eligible persons under the Plan were Pivotal's directors, officers and employees and the directors, officers and employees of Pivotal's subsidiaries. The Plan was subsequently amended to extend eligibility to include Pivotal's independent contractors and consultants, independent contractors and consultants of Pivotal's subsidiaries and any partnership, joint venture, or other entity in which Pivotal holds a 50% or greater voting interest, and directors of any such partnership, joint venture, or other entity. The exercise price for options granted under the Plan is determined by the Board of Directors, and must not be less than the fair market value of the Common Shares on the date of grant as determined by the Board of Directors, less any discount permitted by law and by regulatory bodies having jurisdiction over Pivotal. In the case of U.S. residents and citizens, the Plan provides for the grant of both incentive stock options that may qualify under section 422 of the U.S. Internal Revenue Code and non-qualified stock options on terms determined by the Board of Directors, subject to statutory and other limitations in the Plan, including limitations on the exercise price, which for incentive options to comply with section 422 of the Code, may not be less than 100% of the fair market value of the Common Shares on the date of grant. Incentive options may be granted to Pivotal's employees and those of Pivotal's subsidiaries, while non-qualified options may be issued to non-employee directors, and independent contractors, as well as to employees.

The Plan is administered by the Board of Directors, which determines the individuals who receive options, the time period during which the options may be partially or fully exercised, the number of Common Shares issuable upon the exercise of each option and the option exercise price.

No option may be transferred by an optionee other than by the laws of succession, descent and distribution, and, during the lifetime of an optionee, the option is exercisable only by the optionee.

If an optionee's employment or engagement is terminated other than by death or disability, no further instalments of options that have not vested as of the date of termination will become exercisable, and the optionee will be entitled to exercise vested options for a period of 30 days following termination. If an optionee is terminated for cause, any option or unexpired portion granted to the optionee terminates immediately. Upon termination of employment or engagement of an optionee by reason of death or permanent and total disability, the optionee's options remain exercisable for 12 months to the extent that the options had vested and were exercisable on the date of termination.

Each option vests and becomes exercisable at such times determined by the Board of Directors at the time of grant. Holders of options granted before June 1999 under the Plan cannot exercise these options more than five years from the date of grant, or an earlier date as may be fixed by the Board of Directors. In June 1999, Pivotal's shareholders approved amendments to the Plan which became effective on August 5, 1999. These amendments, among other things: (a) permitted the grant of options with a duration of up to ten years; (b) extended the expiry date for the Plan from July 31, 2002 to July 31, 2006; (c) deleted the requirements for shareholders approval for future amendments to the Plan, other than as required by law; (d) allowed administration of the Plan by a committee of the Board of Directors; and (e) permitted the Plan administrator to authorize two of Pivotal's officers acting together to make option grants to eligible individuals other than executive officers or directors within limits set by the Plan administrator.

The amendments also increased the number of Common Shares reserved for issuance pursuant to the Plan by: (a) 1,076,186 Common Shares (which, when combined with earlier increases, resulted in a maximum of 5,076,186 Common Shares being issuable under the Plan); plus (b) an automatic increase on the first day of each fiscal year beginning in 2001, equal to the lesser of 800,000 Common Shares or 4% of the average Common Shares outstanding as used to calculate fully diluted earnings per share as reported in Pivotal's annual report to shareholders for the preceding year.

On September 21, 2000, the Board of Directors of the Company approved a further increase in the maximum number of Common Shares reserved for issuance under the Plan by 1,500,000 Common Shares, from 5,076,186 to 6,576,186, in order to ensure sufficient options are available to permit the Company to maintain its policy of granting options to employees to align their interests with those of the Company's shareholders prior to the automatic increase which, as discussed above, will not occur until July 1, 2001. This amendment to the Plan is subject to the approval of regulatory authorities.

The usual period over which options become vested under the Plan is four years, with vesting as to 25% on the first anniversary of the date of grant and 12.5% at the end of each six month period thereafter, but the Plan administrator may provide for different vesting schedules in particular cases. The exercise price payable for Common Shares purchased under the Plan must be paid in cash or by certified cheque, or other consideration with equivalent value at the time of purchase as the Plan administrator may determine.

Any unexercised options that expire or that terminate upon an employee ceasing to be employed by Pivotal become available again for issuance under the Plan. The Plan as amended will terminate on July 31, 2006.

A summary of stock options granted to the Named Executive Officers under the Plan during the financial year ended June 30, 2000 is set out in the table below. No stock appreciation rights ("SARs") are outstanding, and it is currently intended that none be issued.

As at September 1, 2000, options to purchase 2,271,008 Common Shares were outstanding.



                                     OPTIONS GRANTED DURING 2000 FINANCIAL YEAR(1)

                                                                          Market Value of
                                                                            Securities
                                                                            Underlying
                                           % of Total    Exercise Price    Options on the
                          Securities     Options Granted  (per Common      Date of Grant     Expiration         Date
     Name                Under Options     in the Year       Share)      (per Common Share)     Date          of Grant
-----------------        -------------   --------------- --------------  ------------------  ------------   -------------
Norman B. Francis           25,000           1.75%          US$51.25         US$51.25        Jan.19, 2010    Jan.20, 2000
Keith R. Wales              25,000           1.75%          US$51.25         US$51.25        Jan.19, 2010    Jan.20, 2000
Vincent D. Mifsud           20,000            1.4%          US$51.25         US$51.25        Jan.19, 2010    Jan.20, 2000
Glenn S. Hasen              30,000            2.1%          US$21.25         US$21.25        Oct.13, 2009    Oct.14, 1999
Robert A. Runge             20,000            1.4%          US$21.25         US$21.25        Oct.13, 2009    Oct.14, 1999

----------
(1) All stock options are for Common Shares of the Company.


The following table summarizes all stock options exercised by Named Executive Officers during the financial year ended June 30, 2000.


      AGGREGATED OPTIONS EXERCISED DURING 2000 FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION VALUES(1)

                                                                                       Value of Unexercised
                        Securities                       Unexercised Options at       in-the-Money Options at
                        Acquired on     Aggregate Value        June 30, 2000               June 30, 2000
     Name                Exercise         Realized       Exercisable/Unexercisable   Exercisable/Unexercisable
-----------------       -----------     ---------------  -------------------------   -------------------------
Norman B. Francis            Nil                Nil              72,850                   $1,105,160
Keith R. Wales               Nil                Nil              25,000                          Nil
Vincent D. Mifsud         40,000         $2,326,950             140,000                   $1,808,000
Glenn S. Hasen            57,750         $1,455,100              86,250                   $1,103,300
Robert A. Runge           25,000           $372,132              57,500                     $735,533

----------
(1) Based on the closing price of the Common Shares on the NASDAQ National Market on the last trading day of the financial year, being US$23.50.

EMPLOYMENT AND CONSULTING CONTRACTS

The Company has entered into employment agreements with each of Glenn S. Hasen (effective from October 21, 1996), Robert Runge (effective from September 8,
1997) and Vincent D. Mifsud (effective from November 16, 1998). Each agreement requires the execution of confidentiality agreements containing customary terms, including non-solicitation provisions. The agreements with Messrs. Runge and Mifsud also provide that in the event of dismissal without just cause or where all or substantially all of the shares or assets of Pivotal are acquired, the standard vesting schedule under the Company's Incentive Stock Option Plan will be accelerated.

REMUNERATION OF DIRECTORS

The Company does not pay cash compensation to directors for serving on the Board of Directors, but it does reimburse directors for out-of-pocket expenses for attending board and committee meetings. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors. Of the Directors, only Messrs. Francis and Wales received stock options for their participation on the Board of Directors for the year ended June 30, 2000. Both Messrs. Francis and Wales received options to purchase 25,000 Common Shares at a price of US$51.25 per share.

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors reviews and recommends to the Board of Directors the compensation and benefits of all Pivotal's executive officers and establishes and reviews general policies relating to compensation and benefits of Pivotal's employees.

The Company's compensation policies and programs are designed to be competitive with similar customer relationship management companies in the e-commerce environment and to recognize and reward executive performance consistent with the success of the Company's business. These policies and programs are intended to attract and retain capable and experienced people.

In addition to industry comparables, the Committee considers a variety of factors when determining both compensation policies and programs and individual compensation levels. These factors include the long range interests of the Company and its shareholders, overall financial and operating performance of the Company and the Committee's assessment of each executive's individual performance and contribution towards meeting goals and objectives.

The total compensation plan for executive officers is comprised of four components: base salary, cash bonuses, stock options and an employee stock purchase plan. In establishing base salaries, the Committee reviews competitive market data for each of the executive positions and determines placement at an appropriate level in a range. Compensation levels are typically negotiated with the candidate for the position prior to his or her final selection as an executive officer. The compensation range for executives normally moves annually to reflect external factors such as inflation. Cash bonuses are used to reward officers for meeting specific performance targets as mutually agreed upon on an annual basis. The third component of the compensation plan is the Incentive Stock Option Plan, which is intended to emphasize management's commitment to growth of the Company and the enhancement of shareholder value. The fourth component of the compensation plan is the employee stock purchase plan, which is used to encourage participants to remain in the employ of the Company and to have a strong commitment to, and a personal interest in, the success of the Company.

PERFORMANCE GRAPH

The following graph compares the monthly percentage change in the Company's cumulative total shareholder return on its Common Shares with the cumulative total return of the NASDAQ National Market(1), for the period from August 5, 1999 to June 30, 2000.


[PERFORMANCE GRAPH]


Note:
The Company completed an initial public offering and its securities were listed on the NASDAQ National Market on August 5, 1999. The Company's securities were listed on the Toronto Stock Exchange on August 17, 2000.


        INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS


None of the directors, executive officers or senior officers of the Company or any proposed nominees for directors of the Company, or any associates of any of them, is or has been indebted to the Company or any subsidiary thereof.


                  INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS


To the knowledge of management of the Company, no insider or nominee for election as a director of the Company had any interest in any material transaction involving the Company during the year ended June 30, 2000 or has any interest in any actual or proposed material transaction involving the Company in the current year.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the directors or senior officers of the Company, nor any person who has held such a position since the beginning of the last completed financial year end of the Company, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting.


                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company is a "foreign private issuer" under the Securities Exchange Act of 1934 (the "Act") and as such its insiders are not required to file reports under section 16(a) of the Act.


                                 OTHER BUSINESS

At this time management knows of no other business proposed for the Meeting.


      DATED at Vancouver, British Columbia this 1st day of September, 2000.


                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      (signed) Diane Malaher
                                      Secretary

                                  SCHEDULE "A"

 PROPOSED TEXT OF RESOLUTION REGARDING AMENDMENT TO INCENTIVE STOCK OPTION PLAN


BE IT RESOLVED that an amendment to the Company's Incentive Stock Option Plan (the "Plan") pursuant to which the maximum number of Common Shares reserved for issuance under the Plan is increased by 1,500,000 Common Shares, from 5,076,186 Common Shares to 6,576,186 Common Shares, all as more particularly described in the Information Circular dated as of September 1, 2000, is hereby approved.

                               PIVOTAL CORPORATION
                         Suite 300 - 224 West Esplanade
                           North Vancouver, BC V7M 3M6
                                      PROXY
                       FOR THE 2000 ANNUAL GENERAL MEETING
                                OCTOBER 25, 2000
              THIS PROXY IS SOLICITED BY MANAGEMENT OF THE COMPANY


The undersigned shareholder of Pivotal Corporation (the "Company") hereby appoints Norman B. Francis, or failing him, Vincent D. Mifsud, or failing either of them ___________________________ as the proxyholder for and on behalf of the undersigned to attend, act and vote for and on behalf of the undersigned at the annual general meeting (the "Meeting") of the shareholders of the Company to be held at The Waterfront Centre Hotel, 900 Canada Place Way, Vancouver, British Columbia, on Wednesday, October 25, 2000 at 2:30 p.m. and at any adjournment thereof, to the same extent and with the same powers as if the undersigned were present at the Meeting or any adjournment thereof, and, without limiting the foregoing, the persons named are specifically directed to vote as indicated below. For further information regarding the Meeting and the matters that will be acted upon at the Meeting, reference is specifically made to the accompanying Notice of Annual Meeting, and Management Information and Proxy Circular, both dated September 1, 2000. The instructions to this proxy form part of this proxy.

The undersigned directs the proxyholder appointed by this proxy to vote as follows:

1. To elect the following persons as directors of the Company until the next annual general meeting:

      Norman B. Francis..........FOR  [ ]         WITHHOLD  [ ]
      Keith R. Wales.............FOR  [ ]         WITHHOLD  [ ]
      Jeremy A. Jaech............FOR  [ ]         WITHHOLD  [ ]
      Robert J. Louis............FOR  [ ]         WITHHOLD  [ ]
      Douglas J. MacKenzie.......FOR  [ ]         WITHHOLD  [ ]
      Donald A. Mattrick.........FOR  [ ]         WITHHOLD  [ ]

2. To approve and confirm an amendment to the Company's Incentive Stock Option Plan, increasing the number of Common Shares reserved for issuance under the Plan as described in the accompanying Information Circular.

                                 FOR  [ ]         AGAINST  [ ]

3. To appoint Deloitte & Touche LLP, Chartered Accountants, as auditor of the Company until the next annual general meeting at a remuneration to be fixed by the directors of the Company.

                                 FOR  [ ]         WITHHOLD [ ]

EXECUTED on the _____ day of __________________, 2000.


----------------------------------------------     -----------------------------
Signature of Shareholder (or Authorized            Number of Common Shares Held
Attorney or Signatory on behalf of Shareholder)


--------------------------------------------------------------------------------
Name of Shareholder (Please Print Clearly)


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City/Province




INSTRUCTIONS:
1. The common shares represented by this proxy will, on any ballot, be voted as you may have specified by marking an "X" in the spaces provided for that purpose. IF NO CHOICE IS SPECIFIED AND EITHER OF NORMAN B. FRANCIS OR VINCENT D. MIFSUD IS APPOINTED AS PROXYHOLDER, THE COMMON SHARES WILL BE VOTED AS IF YOU HAD SPECIFIED AN AFFIRMATIVE VOTE.

2. YOU MAY APPOINT AS PROXYHOLDER SOMEONE OTHER THAN THE PERSONS NAMED IN THIS PROXY BY STRIKING OUT THEIR NAMES AND INSERTING IN THE BLANK SPACE PROVIDED THE NAME OF THE PERSON YOU WISH TO ATTEND AND ACT AS PROXYHOLDER, AND THAT PERSON NEED NOT BE A SHAREHOLDER OF THE COMPANY. IF THE INSTRUCTIONS ON THIS PROXY ARE CERTAIN, THE COMMON SHARES REPRESENTED BY THE PROXY WILL BE VOTED ON ANY POLL IN ACCORDANCE WITH SUCH INSTRUCTIONS, AND WHERE YOU SPECIFY A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED ON, THE COMMON SHARES WILL BE VOTED ON ANY POLL IN ACCORDANCE WITH THE SPECIFICATIONS SO MADE.

3. THIS PROXY ALSO CONFERS A DISCRETIONARY AUTHORITY TO VOTE THE COMMON SHARES WITH RESPECT TO:

(a) AMENDMENTS TO, OR VARIATIONS OF, MATTERS IDENTIFIED IN THE NOTICE OF ANNUAL MEETING; AND

(b)  OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING,

BUT ONLY IF MANAGEMENT HAS NOT BEEN MADE AWARE, A REASONABLE TIME PRIOR TO THIS SOLICITATION, THAT THE AMENDMENTS, VARIATIONS OR OTHER MATTERS ARE TO BE PRESENTED FOR ACTION AT THE MEETING. No matters other than those stated in the attached Notice of Annual Meeting are, at present, known to be considered at the Meeting but, if such matters should arise, proxies will be voted in accordance with the best judgment of the proxyholder.

4. In order to be valid this proxy must be signed by the shareholder or by his or her attorney duly authorized in writing or, in the case of a corporation, executed under its corporate seal or by an officer or officers or attorney for the corporation duly authorized. If this proxy is executed by an attorney for an individual shareholder or joint shareholder or by an officer or officers or attorney of a corporate shareholder not under its corporate seal, the instrument so empowering the officer or officers or the attorney, as the case may be, or a notarial copy thereof, should accompany the proxy. The signature and name must conform to the name of the shareholder as registered. Executors, administrators and trustees signing on behalf of the registered shareholder should so indicate. If common shares are jointly held, either of the registered owners may sign the proxy. If this proxy is not dated in the blank space provided, it will be deemed to bear the date on which it was mailed by management of the Company.

5. This proxy may not be used at the Meeting unless it is deposited at the office of CIBC Mellon Trust Company at Suite 1600, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1, Attention: Mr. Doug Allen before 2:30 p.m. (Vancouver time) on Monday, October 23, 2000, or not less than 48 hours (excluding Saturdays and holidays) before any adjournment of the Meeting. The Chairman of the Meeting has the discretion to accept proxies received subsequently.